                                 FORM 8-K/A
                             (Amendment No. 3)


                     Securities and Exchange Commission
                         Washington, D.C.  20549



                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (date of earliest event reported): April 1, 1998


                       Surety Capital Corporation
        ------------------------------------------------------
        (exact name of registrant as specified in its charter)



    Delaware                     33-1983                  75-2065607
---------------          ------------------------        --------------
(State or other          (Commission File Number)        (IRS Employer
jurisdiction of                                          Identification
incorporation)                                              Number)



          1845 Precinct Line Road, Suite 100, Hurst, Texas  76054
          -------------------------------------------------------
                (address of principal executive offices)



Registrant's telephone number, including area code:  817-498-2749



                            Not applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

PAGE

Item 7.  Financial Statements and Exhibits

(a)	Financial Statements

	The following audited financials statements of the acquired bank are included with this Form 8-K in accordance with the provisions of Rule 3-05 of Regulation S-X:

	TexStar National Bank

        Report of Independent Accountants                       F-1

        Balance Sheets as of December 31, 1997 and 1996         F-2

        Statements of Income for the Years Ended                F-3
	December 31, 1997 and 1996

        Statements of Changes in Stockholders' Equity           F-4
	for the Years Ended December 31, 1997 and 1996

        Statements of Cash Flows for the Years Ended            F-5
	December 31, 1997 and 1996

        Notes to Financial Statements                           F-6

	Independent Accountants' Report on Supplemental 	F-22
	Schedules

        Financial Highlights for the Years Ended                F-23
	December 31, 1997 and 1996

	The following unaudited financials statements of the acquired bank are included with this Form 8-K in accordance with the provisions of Rule 3-05 of Regulation S-X:

	TexStar National Bank

        Consolidated Balance Sheets as of March 31,             F-24
	1998 (unaudited) and December 31, 1997

        Consolidated Statements of Income for the               F-25
	Three Months Ended March 31, 1998 and 1997
	(unaudited)

        Statement of Comprehensive (Loss) Income for            F-26
	the Three Months Ended March 31, 1998 and
	1997 (unaudited)

	Consolidated Statements of Shareholders' Equity 	F-27
	for the Three Months Ended March 31, 1998
	(unaudited) and for the Years Ended December 31,
	1997, 1996 and 1995

                                      -1-
PAGE

        Consolidated Statements of Cash Flows for the           F-28
	Three Months Ended March 31, 1998 and 1997
	(unaudited)

        Notes to Consolidated Financial Statements              F-29

(b)	The following pro forma financial statements are included with this Form 8-K:

        Pro Forma Balance Sheet as of March 31, 1998            F-34
	(unaudited)

        Pro Forma Income Statement for the Three                F-35
	Months Ended March 31, 1998 (unaudited)

        Pro Forma Income Statement for the Twelve               F-36
	Months Ended December 31, 1997 (unaudited)

(c)	Exhibits

	The following exhibits are included with this Form 8-K in accordance with the provisions of Item 601 of Regulation S-K:

	2.11	Agreement and Plan of Reorganization by and among Surety
                Bank, National Association, TexStar National Bank, Surety Capital Corporation, and certain shareholders of TexStar National Bank, dated as of October 10, 1997; and Agreement to Merge TexStar National Bank with and into Surety Bank, National Association Under the Charter of Surety Bank, National Association and Under the Title of Surety Bank, National Association, between Surety Bank, National Association and TexStar National Bank and joined in by Surety Capital Corporation and certain shareholders of TexStar National Bank, dated as of October 10, 1997 (1)

	20	Press Release dated April 6, 1998 (2)

	23	Consent of Independent Accountants (3)

_______________

	(1)	Filed with the Company's Form 10-K for the fiscal year
                ended December 31, 1997 and incorporated by reference herein.

	(2)	Filed with the Company's Current Report on Form 8-K for
                an event dated April 1, 1998 and incorporated by reference herein.

	(3)	Filed with the Company's Current Report on Form 8-K/A
                (Amendment No. 1) for an event dated April 1, 1998 and incorporated by reference herein.


                                      -2-
PAGE

                                  SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SURETY CAPITAL CORPORATION



Date:  October 2, 1998                  By: /s/ B. J. Curley
                                            ----------------------------
                                            B. J. Curley, Vice President
                                            and Chief Financial Officer


                                      -3-
PAGE

INDEPENDENT AUDITORS' REPORT
----------------------------

The Board of Directors
TexStar National Bank

We have audited the accompanying balance sheets of TexStar National Bank (the "Bank") as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TexStar National Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Burnside & Rishebarger



January 23, 1998

                                                                F-1
PAGE

TEXSTAR NATIONAL BANK
---------------------

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

                                                          Notes      1997            1996
                                                          -----  -----------     ----------
ASSETS:
Cash and due from banks                                          $ 3,685,214     $2,463,424
Federal funds sold                                                 5,300,000        155,000
Investment securities:                                      1,2
        Available-for-sale                                        15,200,663     16,343,497
        Held-to-maturity                                           9,577,720      8,654,714
                                                                 -----------     ----------
Total investment securities                                       24,778,383     24,998,211

Loans - Net of allowance for loan losses                    3,9   32,559,659     31,238,143
Bank premises and equipment - Net                             4    2,729,822      1,793,815
Premiums receivable                                                  121,000
Accrued interest receivable                                          577,273        516,802
Prepaid expenses and other assets                                    234,822        395,244
Other real estate and repossessed assets                             484,986        521,200
Deferred federal income tax asset                             5       70,738        180,799
Excess of cost over fair value of net
 assets acquired -
   Net of accumulated amortization of $13,119                15      577,253
                                                                 -----------     ----------
TOTAL ASSETS                                                     $71,119,150    $62,262,638
                                                                 ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Demand                                                        $12,346,275    $11,714,622
   Savings, NOW, and money market accounts                        17,044,070     15,168,876
   Time, $100,000 and over                                        19,254,716     16,308,289
   Other time                                                     16,288,967     14,648,540
                                                                 -----------     ----------
Total deposits                                                    64,934,028     57,840,327
Note payable                                                         143,811        198,113
Accrued interest payable and other liabilities                       253,473        373,507
                                                                 -----------     ----------
TOTAL LIABILITIES                                                 65,331,312     58,411,947
                                                                 -----------     ----------
COMMITMENTS AND CONTINGENT
        LIABILITIES                            6,7,8,9,10,11,16
Stockholders' equity:
Common stock - $5 par; 775,000 shares
  authorized, 485,000 issued and
  outstanding in 1997, 375,000 in 1996                    11,15    2,425,000      1,875,000
Additional paid-in capital                                         2,357,616      1,682,616
Unrealized investment holding (losses) on
  available-for-sale securities - Net of tax                1,2      (14,349)      (141,863)
Retained earnings                                                  1,019,571        434,938
                                                                 -----------     ----------
Total stockholders' equity                                         5,787,838      3,850,691
                                                                 -----------     ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $71,119,150   	$62,262,638
                                                                 ===========     ==========

See notes to financial statements.
-------------------------------------------------------------------------------
                                                                           F-2

PAGE

TEXSTAR NATIONAL BANK
---------------------

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

                                      Notes      1997             1996
                                      -----   ----------       ----------
INTEREST INCOME:
Commercial loans                              $1,815,472       $1,796,097
SBA loans                                      1,081,719          772,346
Real estate loans                                519,964          371,822
Consumer loans                                   320,801          261,559
Federal funds sold                               110,556           49,927
Investment securities:
        Taxable                                1,571,676        1,368,013
        Tax-exempt                                60,640              471
                                              ----------       ----------
Total interest income                          5,480,828        4,620,235
                                              ----------       ----------
INTEREST EXPENSE:
Interest on savings, NOW, and
   money market accounts                         553,174          496,250
Interest on time deposits                      1,953,025        1,789,581
                                              ----------       ----------
Total interest expense                         2,506,199        2,285,831
                                              ----------       ----------
NET INTEREST INCOME                            2,974,629        2,334,404
                                              ----------       ----------
PROVISION FOR LOAN LOSSES              1,3        97,000          215,000
                                              ----------       ----------
NET INTEREST INCOME AFTER PROVISION
        FOR LOAN LOSSES                        2,877,629        2,119,404
                                              ----------       ----------
OTHER INCOME:
Service charges on deposit accounts              429,926          437,212
Other service charges, collection
   and exchange charges, commissions,
   and fees                                      184,612           99,308
Gain on sale of other real estate owned
   and repossessions, net                                           5,326
Gain on sale of securities, net          2        29,624           18,799
                                              ----------       ----------
Total other income                               644,162          560,645
                                              ----------       ----------
OTHER EXPENSES:
Salaries and wages                             1,057,635          876,358
Employee benefits                                149,663          124,876
Occupancy expense                                226,319          144,906
Furniture and equipment expense                  199,765          133,736
Other operating expenses                15       963,535          731,878
Amortization of goodwill                          13,119
                                              ----------       ----------
Total other expenses                           2,610,036        2,011,754
                                              ----------       ----------
INCOME BEFORE INCOME TAXES                       911,755          668,295
Income tax expense                       5       327,122          121,006
                                              ----------       ----------
NET INCOME                                    $  584,633       $  547,289
                                              ==========       ==========
EARNINGS PER SHARE                       1         $1.38            $1.46
                                                   =====            =====
WEIGHTED AVERAGE SHARES OUTSTANDING              422,357          375,000
                                                 =======          =======

See notes to financial statements.
-------------------------------------------------------------------------------
                                                                           F-3
PAGE

TEXSTAR NATIONAL BANK
---------------------

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

                                                                             Unrealized
                                                             Additional      Investment       Retained
                                               Common         Paid-In         Holding         Earnings
                                    Notes      Stock          Capital       Gains(Losses)     (Deficit)           Total
                                    -----    ----------      ----------     -------------    ------------      ----------

BALANCE JANUARY 1, 1996                      $1,875,000      $1,682,616      $  63,545       $  (112,351)      $3,508,810

Change in unrealized investment
	holding gains (losses),
        net of tax                  1,2,5                                     (205,408)                          (205,408)

Net income                                                                                       547,289          547,289
                                             ----------      ----------      ----------      ------------      -----------

BALANCE DECEMBER 31, 1996                     1,875,000       1,682,616       (141,863)          434,938        3,850,691

Sale of common stock                   15       550,000         675,000                                         1,225,000

Change in unrealized investment
	holding gains (losses),
        net of tax                  1,2,5                                      127,514                            127,514

Net income                                                                                       584,633          584,633
                                             ----------      ----------      ----------      ------------      -----------

BALANCE DECEMBER 31, 1997                    $2,425,000      $2,357,616       $(14,349)       $1,019,571       $5,787,838
                                             ==========      ==========      ==========      ============      ===========

See notes to financial statements.
-------------------------------------------------------------------------------
                                                                           F-4
PAGE

TEXSTAR NATIONAL BANK
---------------------

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------


                                               Notes       1997           1996
                                               -----  ------------    ------------
OPERATING ACTIVITIES:
Net income                                            $    584,633    $    547,289
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Provision for loan losses                      3         97,000         215,000
   Depreciation and amortization                           142,401          60,332
   Premium amortization - Net of discount
     accretion on investment securities                     47,587          64,221
   Gain on sale of other real estate owned
     and repossessions, net                                                 (5,326)
   (Gain) on sales, calls, or maturities of
     available-for-sale securities                2        (29,624)        (18,799)
   Increase in premium receivable                         (121,000)
   Increase in accrued interest receivable                 (60,471)        (38,506)
   (Increase) decrease in prepaid expenses
     and other assets                                      160,422        (392,358)
   (Increase) decrease in deferred federal
     income tax                                   5        110,061        (180,799)
   Increase (decrease) in accrued interest
     payable and other liabilities                        (120,035)         44,734
                                                       ------------    ------------

Net cash provided by (used in) operating
  activities                                               810,974         295,788
                                                       ------------    ------------

INVESTING ACTIVITIES:
Purchases of held-to-maturity securities          2     (2,998,412)     (1,031,268)
Purchases of available-for-sale securities        2    (10,764,191)    (10,781,596)
Proceeds from sales, calls, or maturities of
  held-to-maturity securities                     2      1,745,000       2,000,000
Proceeds from sales, calls, or maturities of
  available-for-sale securities                   2     12,346,983       6,851,282
Proceeds from the sale of other real estate
  owned and repossessed assets - Net of
  gain/loss                                                                 17,959
(Increase) decrease in other real estate
  owned and repossessions                                   36,214          (6,000)
Increase in loans                                 3     (1,418,516)     (3,288,950)
(Increase) decrease in federal funds sold               (5,145,000)      1,745,000
Purchases of premises and equipment               4     (1,078,408)       (928,978)
Excess of cost over fair value of net assets
  acquired                                       15       (577,253)
Proceeds from sale of fixed asset -
  Net of gain                                                                4,961
                                                       ------------    ------------
Net cash used by investing activities                   (7,853,583)     (5,417,590)
                                                       ------------    ------------

FINANCING ACTIVITIES:
Net increase in noninterest bearing deposits,
  savings, NOW and money market accounts                 2,506,847       4,111,286
Net increase in time deposits                            4,586,854       1,142,136
Proceeds from issuance of notes payable                  1,379,660
Payments on notes payable                               (1,433,962)
Proceeds from sale of stock                      15      1,225,000
                                                       ------------    ------------
Net cash provided by financing activities                8,264,399       5,253,422
                                                       ------------    ------------

NET INCREASE IN CASH AND DUE FROM BANKS                  1,221,790         131,620

CASH AND DUE FROM BANKS AT BEGINNING OF YEAR      1      2,463,424       2,331,804
                                                       ------------    ------------

CASH AND DUE FROM BANKS AT END OF YEAR            1    $ 3,685,214    $  2,463,424
                                                       ============    ============


See notes to financial statements.
-------------------------------------------------------------------------------
                                                                           F-5
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION - TexStar National Bank (the "Bank") is engaged in the business of banking, including the acceptance of deposits and the making of loans to customers in Bexar and surrounding counties and in Texas. Although the loan portfolio is diversified, a substantial portion of its debtors' ability to honor their loans is dependent upon the economic conditions in the area, especially in the business sector. The Bank competes for deposits and loans principally with other commercial banks, savings and loan associations and credit unions. In addition, the Bank is subject to the regulations of certain Federal agencies and undergoes periodic examinations by those regulatory authorities.

        BASIS OF PRESENTATION - The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to general practices within the banking industry.

        CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

        INVESTMENT SECURITIES - During 1993 the Bank adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"). SFAS 115 addresses the accounting for and reporting of investments in debt and equity securities. In accordance with SFAS 115, each of the Bank's investment securities are classified in one of the three following categories:

                HELD TO MATURITY - Debt securities that the Bank has the positive intent and ability to hold to maturity. These securities are reported at amortized cost.

                TRADING SECURITIES - Debt and equity securities that are bought and held principally for the purpose of selling in the near term. These securities are reported at fair value, with any unrealized gains or losses included in earnings. The Bank held no trading securities at December 31, 1997 or 1996.

                AVAILABLE FOR SALE - Debt and equity securities not included in either of the two categories above. These securities are reported at fair value, with any unrealized gains or losses excluded from earnings and included as a separate component of stockholders' equity.

        MORTGAGE-BACKED SECURITIES - Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried as government agency securities at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Management intends and has the ability to hold such securities to maturity. Should any be sold, cost of securities sold is determined using the specific identification method.


                                                                           F-6
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------

        LOANS AND ALLOWANCE FOR CREDIT LOSSES - Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for credit losses, and deferred fees or costs on originated loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Loans are stated at the amount of unpaid principal, reduced by any unearned interest and an allowance for credit losses. The allowance for credit losses is established through a provision for credit losses charged against current earnings.

        A loan is considered impaired if, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due, according to the contracted terms of the loan agreement. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. The measurement of impaired loans and the related allowance for credit losses is generally based on the fair value of the collateral. Smaller balance homogenous loans consisting of residential mortgages and consumer loans are evaluated for reserves collectibility based on historical loss experience. Loans are charged against the allowance for credit losses when management believes that the collectibility of the principal is unlikely.

        The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

        Interest income on commercial and real estate loans is accrued daily on the amount of outstanding principal. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that a borrower's financial condition is such that collection of interest and principal is doubtful. Management evaluates the book value (including accrued interest) and collateral value on loans placed on nonaccrual status and provides specific allowance for credit losses as deemed appropriate.

        BANK PREMISES AND EQUIPMENT - Bank premises and equipment are stated at cost, net of accumulated depreciation. Depreciation is recognized on the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 3 to 40 years.

        CHANGE IN ACCOUNTING ESTIMATE - Effective January 1, 1996, the Bank increased the estimated useful lives of certain assets. These revisions were made to more properly reflect true economic lives of the assets. This change did not have a material effect on the financial statements.

        RECLASSIFICATIONS - Certain reclassifications have been made to conform prior years' data to the current format.

PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------


        OTHER REAL ESTATE OWNED - Real estate acquired by foreclosure is carried at the lower of the recorded investment in the property or its fair value. Prior to foreclosure, the value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other expenses.

        INCOME TAX - The Bank follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109"). This statement requires the use of an asset and liability method of accounting for deferred income taxes. This standard specifies criteria for the recognition and measurement of deferred tax assets or liabilities. Under SFAS 109 these items are to be calculated based on the estimated future tax effects of differences between the financial statement and tax bases of the Bank's assets and liabilities.

        STATEMENTS OF CASH FLOWS - For purposes of reporting cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks."

        EARNINGS PER SHARE - Earnings per share are calculated on the basis of the weighted average number of shares outstanding.

        OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS - In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments including commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

        POSTRETIREMENT BENEFITS - In December 1990, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Under SFAS 106, beginning in 1993, postretirement benefits other than pensions must be accounted for in a manner similar to current standards for accounting for pensions. SFAS No. 106 will require that the accumulated postretirement benefit obligation be either charged in the income statement as a cumulative effect of a change in accounting in the period of adoption or delayed and amortized over future periods as part of future postretirement benefit costs. Since the Company did not provide postretirement benefits during 1997 or 1996, SFAS No. 106 is not applicable.

        ESTIMATES AND ASSUMPTIONS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



                                                                           F-8
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------

        HEDGING CONTRACTS - In October 1994, the Financial Accounting Standards Board issued SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." Under SFAS No. 119, beginning in 1994, disclosures are required in connection with certain off-balance sheet derivative financial instruments, including interest rate floors and swaps. These contracts are divided between the following categories:

                HELD FOR TRADING PURPOSES - Including dealing and other trading activities measured at fair value with gains and losses recognized in earnings, and

                HELD FOR PURPOSES OTHER THAN TRADING - Including hedges of anticipated transactions, any gains and losses of which may be deferred.

        At December 31, 1997, management of the Bank believes the Bank had no contracts that qualify as off-balance sheet derivative financial instruments for purposes of SFAS 119.

        ACCOUNTING FOR LONG-LIVED ASSETS - In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), which became effective for years beginning after January 1, 1996.
        SFAS 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Under
        SFAS 121, a loss is to be recognized to the extent that the fair value of an impaired asset is less than the asset's carrying amount. The Bank's adoption of SFAS 121 as of January 1, 1996 did not have any material current effect on the financial condition or results of operations.

        RECENT ACCOUNTING PRONOUNCEMENTS:

        In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS 125). This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This Statement requires that after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." This Statement deferred the effective date of FASB Statement No. 125 for secured lending, repurchase agreement, dollar-roll, securities lending, and similar transactions to transactions occurring after December 31, 1997.

                                                                (continued)


                                                                           F-9
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------


        RECENT ACCOUNTING PRONOUNCEMENTS - continuation:

        In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 simplifies the standards for computing earnings per share (EPS) previously found in APB Opinion No. 15, "Earnings per Share" (Opinion 15), and make them comparable to international EPS standards. SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted- average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to Opinion 15. SFAS 128 also requires dual presentation of basic and diluted EPS on the face of the income statement for entities with complex capital structures and a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 31, 1997, including interim periods; earlier application is not permitted. SFAS 128 requires restatement of all prior-period EPS data presented.

        In February 1997, the FASB issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information About Capital Structure" ("SFAS 129"). SFAS 129 establishes standards for disclosing information about an entity's capital structure, including the pertinent rights and privileges of various securities outstanding. SFAS 129 is effective for financial statements issued for periods ending after December 15, 1997.

        In June 1997, FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for the financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

        Management believes that the adoption of these pronouncements will not have a material impact on the financial statements of the Bank.

                                                                          F-10
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------

2.      INVESTMENT SECURITIES

        Carrying amounts and approximate fair values of investment securities are summarized as follows:

                                                                 Gross        Gross      Approximate
                                                Amortized     Unrealized    Unrealized       Fair
        December 31, 1997                          Cost          Gains        Losses         Value
        -----------------                      -----------    ----------    ----------   -----------
        Investment Securities Expected
          to be Held at Maturity:
        U.S. Government agency securities      $ 8,974,791                   $ 32,355    $ 8,942,436
        Federal Reserve Bank stock                 143,500                                   143,500
        Federal Home Loan Bank stock               487,200                                   487,200
                                               -----------    ----------    ----------   -----------
        Total held to maturity                 $ 9,605,491                   $ 32,355    $ 9,573,136
                                               ===========    ==========    ==========   ===========

        Investment Securities Available
          for Sale:
        U.S. Government agency securities      $15,218,172      $19,403      $ 36,912    $15,200,663
        U.S. Treasury securities
                                               -----------    ----------    ----------   -----------

        Total available for sale               $15,218,172      $19,403      $ 36,912    $15,200,663
                                               ===========    ==========    ==========   ===========


        December 31, 1996
        -----------------
        Investment Securities Expected
          to be Held at Maturity:
        U.S. Government agency securities      $ 8,088,464                   $212,729    $ 7,875,735
        Federal Reserve Bank stock                 106,750                                   106,750
        Federal Home Loan Bank stock               459,500                                   459,500
                                               -----------    ----------    ----------   -----------
        Total held to maturity                 $ 8,654,714                   $212,729    $ 8,441,985
                                               ===========    ==========    ==========   ===========

        Investment Securities Available
          for Sale:
        U.S. Government agency securities      $15,539,912      $11,091      $209,928    $15,341,075
        U.S. Treasury securities                 1,007,402                      4,980      1,002,422
                                               -----------    ----------    ----------   -----------
        Total available for sale               $16,547,314      $11,091      $214,908    $16,343,497
                                               ===========    ==========    ==========   ===========



                                                                          F-11
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------


        During 1994, the Bank transferred from investment securities available for sale to investment securities held to maturity, securities with an amortized cost of $4,800,327 and a market value at the date of transfer of $4,773,765. The unrealized holding loss of $26,562 was reported in the unrealized investment holding gains (losses) section of stockholders' equity and is being amortized over the remaining life of the securities as an adjustment of yield in a manner consistent with the amortization of any premium or discount. The unamortized unrealized holding loss at December 31, 1997 and 1996 was $2,793 and $7,343, respectively. The Bank did not transfer any securities from investment securities available for sale during 1996 or 1997.

        At December 31, 1997 the balance of the cumulative unrealized investment holding gains or losses on securities available for sale have been reduced by deferred taxes as follows:

                                                     1997           1996
                                                   ---------     ----------
        Gross unrealized gains on securities
          available for sale                       $ 19,403      $  11,091
        Gross unrealized losses on securities
          available for sale                        (36,912)      (214,909)
                                                   ---------     ----------
        Subtotal, net gains (losses)                (17,509)      (203,818)
        Gross unrealized holding loss on
          securities transferred                     (2,793)        (7,343)
        Deferred federal income tax (34% of
          subtotal)                                   5,953         69,298
                                                   ---------     ----------

        Net effect on stockholders' equity         $(14,349)     $(141,863)
                                                   =========     ==========


        The carrying value of investment securities pledged as collateral for public funds amounted to approximately $7,493,952 and $9,747,086 at December 31, 1997 and 1996, respectively.

        The market value of investment securities pledged to secure public funds amounted to approximately $7,425,138 and $9,512,031 at December 31, 1997 and 1996, respectively.

        The Bank has pledged additional securities in the amount of $2,357,613 and $4,617,147 to large depositors at December 31, 1997 and 1996, respectively. The market value of these securities is $2,353,107 and $4,581,861 at December 31, 1997 and 1996,
        respectively.

        The carrying amount and approximate fair value of investment securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                          F-12
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------



                                                     December 31, 1997
                                                 --------------------------
                                                                Approximate
                                                  Carrying          Fair
     Securities Expected to be Held to Maturity:   Amount          Value
     ------------------------------------------- ----------     -----------
        Due in one year or less                 $ 3,523,834     $ 3,497,577
        Due after one year through five years     1,007,731         982,947
        Due after five years through ten years    1,000,000       1,000,160
        Due after ten years of greater            1,990,784       2,018,772
        Federal Reserve Bank stock                  143,500         143,500
        Federal Home Loan Bank stock                487,200         487,200
                                                -----------     -----------
        Subtotal                                  8,153,049       8,130,156
        Mortgage-backed securities and
          collateralized mortgage obligations     1,452,374       1,442,911
                                                -----------     -----------
        Total                                   $ 9,605,423     $ 9,573,067
                                                ===========     ===========

     Securities Available for Sale:
     ------------------------------
        Due after one year through five years   $ 6,002,589     $ 5,981,095
        Due after five years through ten years    5,015,314       5,013,430
                                                -----------     -----------
        Subtotal                                 11,017,903      10,994,525
        Mortgage-backed securities and
          collateralized mortgage obligations     4,200,269       4,206,138
                                                -----------     -----------
        Total                                   $15,218,172     $15,200,663
                                                ===========     ===========

        Gross realized losses on sales of investment securities in 1997 were $9,370, which is comprised of losses on U.S. Treasury securities.

        Gross realized gains on sales of investment securities in 1997 were $38,994, which is comprised of gains of $13,542 on U.S. Treasury securities and $25,452 on U.S. Government agency securities.

        Gross realized losses on sales of investment securities in 1996 were $10,764, which is comprised of gains on U.S. Government agency securities.

        Gross realized gains on sales of investment securities in 1996 were $29,563, which was comprised of gains of $19,954 on U.S. Treasury securities and $9,609 on U.S. Government agency securities.


3.      LOANS AND ALLOWANCE FOR LOAN LOSSES

        Major classifications of loans are as follows:

                                                 1997            1996
                                             -----------     -----------
                Commercial                   $10,414,003     $12,602,552
                Mortgage                      18,152,805      13,797,958
                Construction                     688,232       1,899,194
                Installment                    3,768,988       3,392,493
                                             -----------     -----------
                                              33,024,028      31,692,197
                Allowance for loan losses       (464,369)       (454,054)
                                             -----------     -----------

                Total                        $32,559,659     $31,238,143
                                             ===========     ===========


                                                                          F-13
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------


        Nonperforming loans at December 31, 1997 and 1996 were composed of nonaccrual loans totaling $189,685 and $234,748, respectively.

        The reduction in interest income associated with nonaccrual loans amounted to $18,221 and $27,373 for the years ended December 31, 1997 and 1996, respectively.

        At December 31, 1997 and 1996, there were no commitments to lend additional funds to borrowers whose loans were classified as nonperforming.

        The loan portfolio consists of $17,345,829 and $16,735,816 of variable rate loans and $15,372,012 and $14,956,381 of fixed rate loans at December 31, 1997 and December 31, 1996, respectively.

        Changes in the allowance for loan losses were as follows:

                                             1997        1996
                                           --------    --------
        Balance at beginning of year       $454,054    $297,259
        Provision charged to operations      97,000     215,000
        Loans charged-off                   (86,685)   (100,511)
        Recoveries                                       42,306
                                           --------    --------

        Balance at end of year             $464,369    $454,054
                                           ========    ========

        At December 31, 1997 and December 31, 1996, the Bank's recorded investment in loans for which impairment has been recognized in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," ("SFAS 114") consists primarily of commercial loans and installment loans as follows:
                                              December 31,    December 31,
                                                  1997           1996
                                              ------------    ------------
        Impaired loans                         $2,188,960      $1,010,257
        Impaired loans with related allowance
          calculated under SFAS 114            $1,213,223      $  534,363
        Allowance on impaired loans calculated
          under SFAS 114                       $  290,000      $  128,000
        Impaired loans with no allowance
          calculated under SFAS 114            $  905,737*     $  475,894*


       *Represents the guaranteed portion of SBA guaranteed loans and that portion of impaired loans secured by TexStar National Bank certificates of deposit.

                                                                          F-14
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------


                                     For the year ended December 31,
                                     -------------------------------
                                            1997           1996
                                         ----------      --------
        Average impaired loans           $1,291,635      $871,768
        Interest income recognized
          on impaired loans              $  124,389      $ 74,449

        As of December 31, 1997 and December 31, 1996, there were no commitments to lend additional funds for loans considered impaired.


4.      BANK PREMISES AND EQUIPMENT

        Bank premises and equipment consist of the following:


                                                  1997          1996
                                               ----------    ----------
                Land                           $  712,460    $  712,460
		Buildings and improvements      1,307,583       797,832
                Leasehold improvements            133,482       176,851
                Furniture                         168,627       120,501
                Equipment                         813,438       372,361
                Automobiles                        19,718        19,718
                                               ----------    ----------
                Total                           3,155,308     2,199,723
                Less accumulated depreciation     425,486       405,908
                                               ----------    ----------

                Total - Net                    $2,729,822    $1,793,815
                                               ==========    ==========


                                                                          F-15
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------

5.      INCOME TAXES

        Net operating loss carryforwards (which differ for financial statement and federal tax reporting purposes) amounted to $622,872 for tax purposes at December 31, 1997. The net operating loss carryforwards are subject to annual limitations because of a change in Bank ownership (see Note 11). The tax net operating loss carryforwards expire in varying amounts between 2001 and 2006.

                                          1997            1996
                                        --------        --------
        Current income tax expense      $295,459        $232,541
        Deferred income tax expense       31,663        (111,535)
                                        --------        --------
        Total income tax expense        $327,122        $121,006
                                        ========        ========

        The reason income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate at December 31, 1997 and 1996 are as follows:

                                                 1997        1996
                                               --------    --------
        Tax provision computed at the
          statutory rate                       $309,997    $227,220
        Tax benefit including utilization
          of net operating loss
          carryforward for financial
          statement purposes (Note 11)                     (151,949)
        Tax exempt interest income - Net of
          disallowed interest expense of
          $60,640 and $46,515                   (14,125)        (63)
        Meals and entertainment disallowance      5,578       2,446
        Nondeductible dues                        6,312       1,604
        Other                                    19,360      41,748
                                               --------    --------

        Provision for federal income tax       $327,122    $121,006
                                               ========    ========


                                                                          F-16
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------


        Statement of Financial Accounting Standards No. 109 ("SFAS 109") was effective in 1994 and requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax bases of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. As of December 31, 1997, the Bank had total deferred tax liabilities and total deferred tax assets as follows:

           Accrued income                          $(326,532)
           Fixed asset depreciation                  (46,181)
           Net operating loss carryforwards
             (see Note 11)                           211,776
           Unrealized investment holding losses       (5,953)
           Accrued expenses                           70,890
           Other real estate owned                    56,308
           Allowance for loan losses                 127,349
           Accrued interest on short-term loans      (17,337)
           Contribution carryforward                     418
                                                    --------
           Net deferred asset                         70,738
           Valuation allowance
                                                    --------
           Deferred tax asset                       $ 70,738
                                                    ========

6.      COMMITMENTS AND CONTINGENT LIABILITIES

        The Bank leases its branch banking premises under a noncancellable agreement. A portion of the lease payments for 1997 were prepaid at December 31, 1996. Future minimum lease payments at December 31, 1997 are as follows:

              Year Ending December 31, 1998            $18,720
                                                       =======

        Rental expense for the branch banking premises was $17,400 and $42,775 in 1997 and 1996, respectively.

        The Bank has commitments and contingencies in the normal course of business and lawsuits pending that are not expected to result in material adverse effects. The Bank is a defendant in a case: Mitchell Coach Manufacturing Company, Inc. vs. Ronny Stephens and TexStar National Bank, pending in the United States District Court for the Northern District of Oklahoma. This is an action for declaratory judgment to determine the ownership and title to one Vogue Motor Coach, the original purchase price of which was approximately $305,000. Ronny Stephens purchased the motor coach from a company which has since gone bankrupt. Ronny Stephens financed the purchase price in large part through a loan from the Bank. Plaintiff claims that it was not paid for the motor coach and as a result, it maintains title. Ronny Stephens claims title and the Bank claims a purchase money security interest in the motor coach. The matter is set for trial in February 1998. The Bank believes this case lacks merit and intends to defend it vigorously.


                                                                          F-17
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------


7.      RELATED-PARTY TRANSACTIONS

        The Bank has entered into transactions with its directors, significant shareholders, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1997 and 1996 was $2,780,674 and $2,946,218,
        respectively. During 1997 and 1996, new loans to such related parties amounted to $482,759 and $466,534, respectively, and repayments amounted to $783,533 and $231,751, respectively. Of the loans to related parties at December 31, 1997 and 1996, $1,765,000 and $1,760,000, respectively, were secured by time deposits at the Bank.


8.      FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on- balance-sheet instruments.

        The amount of commitments at December 31, 1997 are as follows:

		Unused lines of credit -
                  Real estate and
                  commercial loans              $3,764,403
		Standby letters of credit          271,858
                                                ----------
                Total                           $4,036,261
                                                ==========

        Unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

        Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                                                                          F-18
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------

9.      SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

        The Bank grants loans to customers in Bexar and surrounding counties and elsewhere in Texas. Many of such customers are depositors of the Bank. Investment in state and municipal securities also includes governmental entities, some within the Bank's market area. As shown in Note 3, the Bank has a diversified loan portfolio, although approximately 54% of its loans are secured by real estate.


10.     REGULATORY MATTERS

        The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. No dividends were declared in 1997.

        Risk-based capital guidelines require a bank to maintain Tier 1 capital at a minimum of 4.0% of total risk-adjusted assets. Tier 1 capital consists primarily of common equity, excluding the effects of net unrealized gains or losses on securities available-for-sale net of taxes. Risk-adjusted assets are the sum of total assets and specific off-balance-sheet items after the appropriate risk weights and/or credit conversion factors ranging from 0% to 100% have been applied.

        Total capital, consisting of Tier 1 capital plus Tier 2 capital, must be maintained at a minimum of 8.0% of risk-adjusted assets. Tier 2 capital generally consists of the allowance for loan losses limited to a maximum of 1.25% of gross risk-weighted assets. Tier 2 capital may not exceed Tier 1 capital.

        The leverage ratio is required to be equal to or greater than 3.0% depending on each bank's particular regulatory rating. The leverage ratio is computed as Tier 1 capital divided by average assets outstanding for the quarter, excluding the effects of net unrealized gains or losses on securities available-for-sale net of taxes.

        The following summarizes certain capital ratios for the Bank at December 31, 1997 and 1996 as compared to the regulatory minimums:

                                     Regulatory
                                      Minimum    1997    1996
                                     ---------- ------  ------
		Tier 1 capital ratio    4.0%    13.29%  11.37%
		Total capital ratio     8.0%    14.45%  12.62%
                Tier 1 leverage ratio   3.0%     7.31%   6.61%

        The Bank did not extend credit to any single borrower or group of related borrowers in excess of its legal lending limit of $900,066 and $666,991 at December 31, 1997 and 1996, respectively.


                                                                          F-19
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------


11.     FACTOR THAT LIMITS RATE OF UTILIZATION OF NET OPERATING LOSS

        In October 1994, the Bank issued 75,000 shares of its common stock at $7.70 per share in a common stock offering. Proceeds from the offering, net of legal expenses of $19,884, were $557,616. In February 1994, approximately 50% of the outstanding shares of the Bank's stock were purchased by one individual, which gave this individual controlling interest. In a letter dated December 10, 1992, the Office of the Comptroller of the Currency stated that they did not disapprove of this transaction. This change in control is a factor that limits the rate of utilization of the Bank's net operating loss for income tax purposes which has been recognized in full as a deferred tax asset (see Note 5).


12.     EMPLOYEE BENEFIT PLAN

        During 1994, the Bank adopted a 401(k) employee benefit plan that covers all employees who meet certain age and service requirements. Employees may make contributions to the plan through salary deferrals. Additionally, the Bank will match employee contributions in an amount equal to 25% of employee contributions with a limitation not to exceed 10% of compensation. The Bank contributed $12,489 and $6,107 of matching contributions to the plan in 1997 and 1996, respectively.


13.     CASH FLOW INFORMATION

                                                        1997          1996
                                                    ------------  -----------
        Supplemental schedule of noncash
        investing and financing activities:
          Transfers of repossessed collateral
            to land                                 $      -      $   100,667
          Additions to loans to facilitate the
            sale of other real estate and other
            assets                                  $      -      $    13,840
        Net cash acquired through acquisitions:
          Net loans                                 $    199,397
          Premises and equipment, net                      8,179
          Other assets                                    12,378
          Excess of cost over fair value of net
            assets acquired                              590,372
          Deposits                                   (14,455,320)
                                                    -------------
          Net cash acquired through acquisitions    $(13,644,994)
                                                    =============

        Cash paid during the period for interest    $  2,581,543  $ 2,247,325
        Cash paid during the period for federal
          income taxes                                   232,600       72,400



                                                                          F-20
PAGE

TEXSTAR NATIONAL BANK
---------------------


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996                     (Continued)
-------------------------------------------------------------------------------

14.     ADVERTISING EXPENSES

        The Bank accounts for its advertising as prepaid assets and it charges a monthly amount to expense over the life of the asset not exceeding one year. The Bank's advertising charged to expense was $22,319 and $12,505 during 1997 and 1996, respectively.


15.     ACQUISITION AND SALE OF STOCK

        During August 1997, the Bank consummated the acquisition of certain assets and assumption of certain liabilities relating to the branch of Pacific Southwest Bank Savings and Loan Association ("Pacific Southwest Bank") located in Schertz, Texas (the "Schertz Branch"). In June 1997, the Bank administered a primary offering of its common stock. A total of 110,000 shares of common stock were sold at a price of $11.50 per share. All proceeds were received by September 23, 1997 and were used to finance the retirement of liabilities incurred in connection with the purchase of the Schertz Branch.

        At the closing of the purchase of the Schertz Branch, the Bank assumed deposits and other liabilities totaling approximately $14,455,000. In addition, the Bank acquired certain small business and consumer loans totaling approximately $199,000, certain real property, furniture and equipment related to the Schertz Branch totaling approximately $8,000, other assets totaling approximately $13,000, and cash totaling approximately $13,645,000. After paying a deposit premium, of approximately four percent (4%) on the deposits assumed, totaling approximately $590,000, the Bank received approximately $13,645,000 in cash from Pacific Southwest Bank as consideration for the net deposit liabilities assumed. The Schertz Branch and deposits acquired in the acquisition have been incorporated into the Bank's existing branch network.


16.     PENDING MERGER

        On October 10, 1997 the Bank and Surety Bank, N.A. entered into an agreement under which Surety Bank will acquire TexStar National Bank. The purchase price for TexStar is projected to be approximately $19.59 per share of TexStar common stock outstanding (total cash consideration: approximately $9,500,000), which will be paid to the shareholders of TexStar in connection with the merger of TexStar with and into Surety Bank.

        The completion of the merger is subject to a number of contingencies, including regulatory approvals by applicable banking authorities, due diligence review by Surety Bank of TexStar's business operations, the raising of sufficient funds by its parent Surety Capital Corporation to facilitate the transaction, approval by TexStar's shareholders, and other matters. If consummated, the transaction is expected to close in April 1998.

PAGE

INDEPENDENT ACCOUNTANTS' REPORT ON SUPPLEMENTAL SCHEDULES

The Board of Directors
TexStar National Bank


Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying financial highlights of TexStar National Bank (the "Bank") are presented for supplementary analysis purposes and are not a required part of the basic financial statements. The financial highlights have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.



/s/ Burnside & Rishebarger


January 23, 1998
                                                                          F-22


PAGE

TEXSTAR NATIONAL BANK
---------------------


FINANCIAL HIGHLIGHTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

                                                                  Percent
                                      1997            1996        Increase
                                        (000's Omitted)          (Decrease)
                                    ------------------------     ----------
FOR THE YEAR:

Interest income                     $  5,481        $  4,620        18.64%

Interest expense                    $  2,506        $  2,286         9.62%

Net interest income                 $  2,975        $  2,334        27.46%

Provision for loan losses           $     97        $    215      (54.88)%

Other income and expense - Net      $  1,984        $  1,451        36.73%

Income tax expense                  $    309        $    121       155.37%

Net income                          $    585        $    547         6.95%

AT YEAR END:

Total assets                        $ 71,119        $ 62,263        14.22%

Total loans                         $ 32,560        $ 31,238         4.23%

Total deposits                      $ 64,934        $ 57,840        12.26%

Stockholders' equity                $  5,788        $  3,851        50.30%



See independent accountants' report on supplemental schedules.
-------------------------------------------------------------------------------
                                                                          F-23
PAGE

                           TEXSTAR NATIONAL BANK
                        CONSOLIDATED BALANCE SHEETS
                         March 31, 1998 (unaudited)
                           and December 31, 1997


                                                March 31,      December 31,
                                                  1998            1997
                                               (unaudited)
                                              ------------     ------------
Assets:
        Cash and due from banks                $2,928,011       $3,685,214
        Federal funds sold                      9,800,000        5,300,000

	Investment securities:
             Available-for-sale                 9,680,481       15,200,663
             Held-to-maturity                   9,691,922        9,577,720
                                              ------------     ------------
                  Total investment securities  19,372,403     	24,778,383

        Loans                                  34,659,902       33,024,028
        Less:  Allowance for credit losses       (820,625)        (464,369)
                                              ------------     ------------
        Net loans                              33,839,277       32,559,659

        Premises and equipment, net             2,681,300        2,729,822
        Premiums receivable                             -          121,000
        Accrued interest receivable               451,002          577,273
        Prepaid expenses and other assets         189,094          234,822
        Other real estate and repossessed
          assets                                  459,486          484,986
        Deferred federal income tax asset          47,441           70,738
	Excess of cost over fair value of
          net assets acquired, net of
          Accumulated amortization of $22,959
          and $13,119 at March 31, 1998 and
          December 31, 1997, respectively         567,413          577,253
                                              ------------     ------------
              Total assets                    $70,335,427      $71,119,150
                                              ============     ============

Liabilities and shareholders' equity:
        Demand deposits                       $13,775,458      $12,346,275
        Savings, NOW and money markets         16,852,742       17,044,070
        Time deposits, $100,000 and over       15,417,413       19,254,716
        Other time deposits                    18,716,026       16,288,967
                                              ------------     ------------
              Total deposits                   64,761,639       64,934,028

        Note payable                              129,584          143,811
	Accrued interest payable and
          other liabilities                       478,090          253,473
                                              ------------     ------------
              Total liabilities                65,369,313       65,331,312
                                              ------------     ------------

Shareholders' equity:
	Common stock, $5 par value, 575,000
          shares authorized, and 485,000
          shares issued at March 31, 1998
          and December 31, 1997                 2,425,000        2,425,000
        Additional paid-in capital              2,357,616        2,357,616
        Retained earnings                         187,713        1,019,571
	Unrealized gain (loss) on
          available-for-sale securities,
          net of tax                               (4,215)         (14,349)
                                              ------------     ------------
              Total shareholders' equity        4,966,114        5,787,838
                                              ------------     ------------
	      Total liabilities and
                shareholders' equity          $70,335,427      $71,119,150
                                              ============     ============

                                                                        F-24
PAGE

                             TEXSTAR NATIONAL BANK
                       CONSOLIDATED STATEMENTS OF INCOME
               for the three Months Ended March 31, 1998 and 1997
                                (unaudited)

                                              Three Months Ended
                                     March 31, 1998         March 31, 1997
                                     --------------         --------------
Interest income:
   Commercial loans                     $482,337                $453,692
   SBA loans                             149,544                 295,075
   Real estate loans                      95,738                  86,561
   Consumer loans                         83,588                  69,852
   Federal funds sold                    111,497                  12,497
   Investment securities:
      Taxable                            247,507                 356,783
      Tax-exempt                          30,771                     381
   Interest bearing deposits                   -                       -
                                      ----------              ----------
         Total interest income         1,200,982               1,274,841
                                      ----------              ----------

Interest expense:
   Savings, NOW and money market         133,907                 113,196
   Time deposits, $100,000 and over      224,659                 248,659
   Other time deposits                   245,911                 213,039
   Other interest expense                  2,598                   4,744
                                      ----------              ----------
         Total interest expense          607,075                 579,638
                                      ----------              ----------
             Net interest income
                 before provision for
                 credit losses           593,907                 695,203
                                      ----------              ----------

Provision for credit losses              356,000                  57,000
                                      ----------              ----------
         Net interest income             237,907                 638,203
                                      ----------              ----------
Noninterest income                       171,533                 149,798
                                      ----------              ----------

Noninterest expense:
   Salaries and employee benefits        319,302                 281,640
   Occupancy and equipment               179,938                  85,813
   General and administrative            718,901                 202,607
                                      ----------              ----------
         Total non interest expense    1,218,141                 570,060
                                      ----------              ----------
            Income before income taxes  (808,701)                217,941

Income tax expense:
   Current                                23,157                  44,102
                                      ----------              ----------

        Net income                     $(831,858)               $173,839
                                      ==========              ==========
Net income per share of common stock   $   (2.16)               $   0.46
                                      ==========              ==========
Weighted average shares outstanding      485,000                 375,000
                                      ==========              ==========

                                                                        F-25
PAGE

                            TEXSTAR NATIONAL BANK
                  STATEMENT OF COMPREHENSIVE (LOSS) INCOME
             for the three months ended March 31, 1998 and 1997
                                (unaudited)


                                                    Three Months Ended
                                                March 31,         March 31,
                                                  1998              1997
                                                ----------        ---------
Net (loss) income                               $(831,858)        $499,824


Other comprehensive (loss) income,
  net of income tax

   Unrealized holding (losses) gains               10,134            9,517
                                                ----------        ---------

Comprehensive (loss) income                     $(821,724)        $509,341
                                                ==========        =========


Disclosure of reclassification amount:

  Unrealized holding (losses) gains
    arising during period                       $  (3,927)        $(61,299)
  Reclassification adjustment for (losses)
    gains included in net (loss) income,
    net of income tax                              14,061           (3,882)
                                                ----------        ---------
  Net unrealized (losses) gains on securities   $  10,134         $(65,181)
                                                ==========        =========

                                                                        F-26
PAGE

                            TEXSTAR NATIONAL BANK
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              for the three months Ended March 31, 1998 (unaudited)
             and for the years ended December 31, 1997, 1996 and 1995

                                                                               Unrealized
                                                                                 Gain/
                                                                               (Loss) on
                                 Common Stock         Additional   Retained    Available-
                                            Par        Paid-in     Earnings/    for-Sale      Total
                                Shares     Value       Capital     (Deficit)   Securities    Equity
                               -------   ---------    ----------   ---------   ----------   ---------
Balance at December 31, 1996   375,000   1,875,000    1,682,616     434,938    (141,863)    3,850,691
                               -------   ---------    ----------   ---------   ----------   ---------

Sale of Common Stock           110,000     550,000      675,000                             1,225,000
Net Income                                                          584,633                   584,633
Change in unrealized investment
   holding gains (losses),
   net of tax                                                                   127,514       127,514
                               -------   ---------    ----------   ---------   ----------   ---------
Balance at December 31, 1997   485,000   2,425,000    2,357,616   1,019,571     (14,349)    5,787,838
                               -------   ---------    ----------   ---------   ----------   ---------
Net loss                                                           (831,858)                 (831,858)
Change in unrealized investment
   holding gains (losses),
   net of tax                                                                    10,134        10,134
                               -------   ---------    ----------   ---------   ----------   ---------
Balance at March 31, 1998      485,000  $2,425,000   $2,357,616    $187,713     $(4,215)   $4,966,114
                               =======   =========    ==========   =========   ==========   =========

                                                                        F-27
PAGE

                            TEXSTAR NATIONAL BANK
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                for the three months Ended March 31, 1998 and 1997
                                (unaudited)

                                                                                         March 31,
                                                                                 -------------------------
                                                                                     1998          1997
                                                                                 -----------   -----------
Cash flows from operating activities:
   Net income                                                                     $(831,858)     $173,869
   Adjustments to reconcile net income to net
       cash provided by operating activities:
           Provision for credit losses                                              356,000        57,000
           Provision for depreciation and amortization                               59,770        16,642
           (Gain) loss on sale of available-for-sale securities                     (13,665)        4,865
           Net increase (decrease) in prepaid expenses and other assets              71,228      (227,732)
           Net decrease in accrued interest payable and other liabilities           224,692      (351,852)
           Net increase(decrease) in deferred federal income tax                     23,297       180,799
           Net (decrease) in accrued interest receivable                            126,271         5,850
           Net (decrease) in premiums receivable                                    121,000             -
           Net increase (decrease) on unrealized gains on available-for-sale
                securities                                                           10,314       (65,181)
                                                                                 -----------   -----------

                    Net cash provided by operating activities                       147,049      (205,770)
                                                                                 -----------   -----------

Cash flows from investing activities:
   Net increase in loans                                                         (1,635,874)    1,216,452
   Purchases of available-for-sale securities                                             -      (498,906)
   Proceeds from sales of available-for-sale securities                           5,607,024     1,843,636
   Purchases of held-to-maturity securities                                        (187,379)     (248,633)
   Purchases of bank premises and equipment                                          (1,407)      (92,380)
   Net (increase) in federal funds sold                                          (4,500,000)   (2,375,000)
                                                                                 -----------   -----------

            Net cash used in investing activities                                  (717,636)     (154,830)
                                                                                 -----------   -----------

Cash flows from financing activities:
   Net decrease in deposits                                                        (172,389)       16,563
   Principal (payments) borrowings on notes payable                                 (14,227)      184,919
                                                                                 -----------   -----------

            Net cash (used in) provided by financing activities                    (186,616)      201,482
                                                                                 -----------   -----------

Net decrease in cash and cash equivalents                                          (757,203)     (159,119)

Beginning cash and cash equivalents                                               3,685,214     2,463,424
                                                                                 -----------   -----------

Ending cash and cash equivalents                                                 $2,928,011    $2,304,305
                                                                                 ===========   ===========

                                                                        F-28
PAGE

                            TEXSTAR NATIONAL BANK
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.	Summary of Significant Accounting Policies:
        -------------------------------------------

	Organization

        TexStar National Bank (the "Bank") is engaged in the business of banking, including the acceptance of deposits and the making of loans to customers in Bexar and surrounding counties and in Texas. Although the loan portfolio is diversified, a substantial portion of its debtors' ability to honor their loans is dependent upon the economic conditions in the area, especially in the business sector. The Bank competes for deposits and loans principally with other commercial banks, savings and loan associations and credit unions. In addition, the Bank is subject to the regulations of certain federal agencies and undergoes periodic examination by those regulatory authorities.

        Basis of Presentation

        The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to general practices within the banking industry. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Bank believes that the disclosures are adequate to make the information presented not misleading. In the opinion of the Bank, all adjustments consisting only of normal recurring adjustments necessary to present fairly the financial position of the Bank as of March 31, 1998, and the results of its operations and its cash flows for the indicated periods have been included. The results of operations for such interim period are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 1998.

        Investment Securities

        During 1993 the Bank adopted Statement of Financial
        Accounting Standards No. 115 ("SFAS 115"). This statement addresses the accounting and reporting for investments in equity securities that have readily determined fair values of all investments in debt securities.

        Management determines the appropriate classification of securities at the time of purchase. If the securities are purchased with the positive intent and the ability to hold the securities until maturity, they are classified as held-to-maturity and carried at historical cost, adjusted for amortization of premiums and accretion of fees and discounts using a method that approximates the interest method. Securities to be held for an indefinite periods of time are classified as available-for-sale and carried at fair value. Securities purchased and held principally for the purpose of selling them in the near term are classified as trading. The Bank has no securities classified as trading as of March 31, 1998 and 1997. The cost of securities sold is based on the specific identification method.

	Loans and Allowance for Credit Losses

	Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for credit losses, and deferred fees or costs on originated loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Loans are stated at the amount of unpaid principal, reduced by unearned interest and an allowance for credit losses. The allowance for credit losses is established through a provision for credit losses charged against current earnings.

                                                                        F-29
PAGE

1.	Summary of Significant Accounting Policies, continued:
        ------------------------------------------

	A loan is considered impaired if, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due, according to the contracted terms of the loan agreement. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. The measurement of impaired loans and the related allowance for credit losses is generally based on the fair value of the collateral. Smaller balance homogenous loans consisting of residential mortgages and consumer loans are evaluated for reserves collectibility based on historical loss experience. Loans are charged against the allowance for credit losses when management believes that the collectibility of the principal is unlikely.

	The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income subsequently recognized only to the extent cash payments are received.

	Interest income on commercial and real estate loans is accrued daily on the amount of outstanding principal. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that a borrower's financial condition is such that collection of interest and principal is doubtful. Management evaluates the book value (including accrued interest) and collateral value on loans placed on nonaccrual status and provides specific allowance for credit losses as deemed appropriate.

	Premises and Equipment

	Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method at rates sufficient to amortize the cost over the estimated lives of the assets. Expenditures for repairs and maintenance are expensed as incurred, and renewals and betterments that extend the lives of assets are capitalized. Cost and accumulated depreciation are eliminated from the accounts when assets are sold or retired and any resulting gain or loss is reflected in operations in the year of disposition.

	Other Real Estate and Repossessed Assets

	Real estate properties acquired through, or in lieu, of loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Any write down to fair market value at the date of acquisition is charged against the allowance for credit losses. Any subsequent write-downs are reflected in operations.

	Income Per Share

	Net income per share of common stock is computed based upon the weighted average number of shares of common stock outstanding during the three months ended March 31, 1998 and 1997.

	Income Taxes

	The Bank's method of accounting for income taxes utilized an asset and liability approach for financial statement purposes. The types of differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to significant portions of deferred income tax liabilities or assets include: allowances for possible credit losses, property and equipment, investment securities and net operating loss carryforwards.

                                                                        F-30
PAGE

1.	Summary of Significant Accounting Policies, continued:
        ------------------------------------------

	Purchase Method of Accounting

	Net assets acquired in purchase transactions are recorded at their fair value at the date of acquisition. The excess of the purchase price over the fair value of net assets acquired is amortized on a straight-line basis, generally over a 10-year period. The Bank continually re-evaluates the propriety of the carrying amount of such intangible assets as well as its amortization period, to determine whether current events and circumstances warrant adjustments to the carrying value and/or revised estimates of the period of benefit. At this time, the Bank believes that no significant impairment of such intangible asset has occurred and that no reduction of amortization period is warranted.

	Use of Estimates

	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	Recent Accounting Pronouncements

        In June 1997, FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for the financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management believes that the adoption of these pronouncements will not have a material impact on the financial statements of the Bank.


2.	Acquisition:

	Pacific Southwest Bank, Savings and Loan Association Branch in Schertz, Texas

        During August 1997, the Bank consummated the acquisition of certain assets and assumption of certain liabilities relating to the branch of Pacific Southwest Bank, Savings and Loan Association ("Pacific Southwest Bank") located in Schertz, Texas (the "Schertz Branch"). In June 1997, the Bank administered a primary offering of its common stock.
        A total of 110,000 shares of Common Stock were sold in the offering at a price of $ 11.50 per share. All proceeds were received by September 23, 1997 and were used to finance the retirement of liabilities in connection with the purchase of the Schertz Branch.

                                                                        F-31
PAGE

2.	Acquisition continued:
        -----------

        At the closing, the Bank assumed deposits and other liabilities totaling approximately $14,455,000. In addition, the Bank acquired certain small business and consumer loans totaling approximately $199,000, certain real property, furniture and equipment related to the Schertz Branch totaling approximately $8,000, other assets totaling approximately $13,000, and cash totaling approximately $13,645,000. After paying a deposit premium of approximately four- percent (4%) on the deposits assumed totaling approximately $590,000, the Bank received approximately $13,645,000 in cash from Pacific Southwest Bank as consideration for the net deposit liabilities assumed. The Schertz Branch and deposits acquired in the acquisition have been incorporated into the Bank's existing branch network.


3.	Loans, net:

	At March 31, 1998 and 1997, the loan portfolio was composed of the following:

                               March 31               March 31
                                 1998                   1997
                             -----------             -----------
Commercial loans             $10,928,789             $10,702,888
Real estate loans             19,704,943              15,938,995
Consumer loans                 4,026,170               3,777,396
                             -----------             -----------

Total loans                   34,659,902              30,419,279

Allowance for credit losses	(820,625)		(454,588)
                             -----------             -----------

Loans, net                   $33,839,277             $29,964,691
                             ===========             ===========

	Activity in the allowance for credit losses is as follows:

                            Three Months      Three Months
                                Ended            Ended
                           March 31, 1998    March 31, 1997
                           --------------    --------------
Beginning balance              $464,369         $454,054
Provision for credit losses     356,000           57,000

Loans charged off, net of
   Recoveries                       256          (56,466)
                               --------         --------
Ending balance                 $820,625         $454,588

	Loans on which the accrual of interest has been discontinued amounted to approximately $220,000 and $178,000 at March 31, 1998 and 1997, respectively.


4.	Subsequent Event:

        On April 1, 1998, Surety Capital Corporation completed the acquisition of the Bank through the merger of the Bank into Surety Bank, N.A., a wholly-owned subsidiary of Surety Capital Corporation. Shareholders of the Bank received cash in exchange for all the outstanding common stock of the Bank. The transaction was accounted for as a purchase by Surety Capital Corporation.

                                                                        F-32
PAGE

5.  	Year 2000:

        The Year 2000 issue is the result of the widespread use of computer programs written using two digits (rather than four) to define the applicable year. Such programming was a common industry practice designed to avoid the significant costs associated with additional mainframe capacity necessary to accommodate a four digit year field. As a result, any of the Bank's computer systems that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major systems failure or miscalculations. The Bank has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 issue and has developed and implemented a plan to resolve this issue. The Bank currently believes that, with modifications to existing software and converting to new software, the Year 2000 issue will not pose significant operational problems for the Bank's computer systems. However, if such modifications and conversions are not completed on a timely basis, the Year 2000 issue may have a material impact on the operations of the Bank. Furthermore, even if the Bank completes such modifications and conversions on a timely basis, there can be no assurance that the failure by customers or other third parties to solve the Year 2000 problem will not have a material impact on the operations of the Bank.

        As discussed in Note 4, Management expected the Bank to be sold on April 1, 1998. The acquirer, Surety Bank, has requested that Management delay confirmation of the Bank's Year 2000 compliance until after the sale has closed. Surety Bank has indicated that it will be installing its own data processing system and upgrading the Bank's equipment upon completion of the sale.

                                                                        F-33
PAGE

                           PRO FORMA BALANCE SHEET
                             as of March 31, 1998

                                      Surety       TexStar
                                      Capital      National                                       Pro Forma
                                    Corporation      Bank         Debits          Credits         Combined
                                    -----------   -----------   ----------      ----------      ------------
                                    (unaudited)   (unaudited)                                    (unaudited)
Assets:
  Cash and due from banks         $   6,959,708   $ 2,928,011   $        -      $9,772,000(A)   $    115,719
  Federal funds sold                 32,319,522     9,800,000                                     42,119,522
                                    -----------   -----------   ----------      ----------      ------------
  Cash and cash equivalents          39,279,230    12,728,011                    9,772,000        42,235,241

  Interest bearing deposits in
    financial institutions               94,939             -                                         94,939
  Investment securities              24,559,359    19,372,403                      110,696(A)     43,821,066
  Net loans                          98,603,542    33,839,277                                    132,442,819
  Medical claims receivables, net     2,531,874             -                                      2,531,874
  Premises and equipment, net         3,650,054     2,681,300    1,164,535(A)                      7,495,889
  Accrued interest receivable           798,392       451,002                                      1,249,394
  Other real estate and
    repossessed assets                  174,639       459,486                                        634,125
  Deferred tax asset                  1,622,394        47,441                       47,441(A)      1,622,394
  Other assets                        1,928,748       189,094                                      2,117,842
  Excess of cost over fair value
    of net assets acquired, net       4,627,719       567,413    3,817,209(A)                      9,012,341
                                    -----------   -----------   ----------      ----------      ------------
  Total assets                    $ 177,870,890   $70,335,427   $4,981,744      $9,930,137      $243,257,924
                                    ===========   ===========   ==========      ==========      ============

Liabilities:
  Demand deposits                 $  23,096,665   $13,775,458   $        -      $        -      $ 36,872,123
  Savings, NOW and money markets     44,277,731    16,852,742                                     61,130,473
  Time deposits, $100,000 and over   24,202,845    15,417,413                                     39,620,258
  Other time deposits                64,551,690    18,716,026                                     83,267,716
                                    -----------   -----------   ----------      ----------      ------------
     Total deposits                 156,128,931    64,761,639                                    220,890,570

  Accrued interest payable and
   other liabilities                  1,235,429       607,674                       75,000(A)      1,918,103
  Convertible subordinated debt       4,350,000             -                                      4,350,000
                                    -----------   -----------   ----------      ----------      ------------
     Total liabilities              161,714,360    65,369,313                       75,000       227,158,673
                                    -----------   -----------   ----------      ----------      ------------

Shareholders' equity:
  Common stock                           57,922     2,425,000    2,425,000(A)                         57,922
  Additional paid in capital         16,876,119     2,357,616    2,357,616(A)                     16,876,119
  Retained earnings                    (692,069)      187,713      244,992(A)                       (749,348)
  Stock rights issuable                  57,902             -                                         57,902
  Treasury stock                       (172,828)            -                                       (172,828)
  Unrealized gain/(loss) on
   available-for-sale securities         29,484        (4,215)                       4,215(A)         29,484
                                    -----------   -----------   ----------      ----------      ------------
     Total equity                    16,156,530     4,966,114    5,027,608          79,215        16,099,251
                                    -----------   -----------   ----------      ----------      ------------
       Total liabilities
        and equity                $ 177,870,890   $70,335,427   $5,027,608      $   79,215      $243,257,924
                                    ===========   ===========   ==========      ==========      ============

(A)  	To record purchase of TexStar National Bank, Universal
        City, Texas. The purchase price for TexStar National Bank was based on a fixed price of $9,500,000 subject to adjustments. The purchase accounting for the acquisition of TexStar National Bank includes an adjustment to investment securities to estimated fair market value in the amount of $(110,696), an adjustment to fixed assets to estimated fair market value in the amount of $1,164,535, an adjustment to eliminate a deferred tax asset in the amount of $47,441, an adjustment to other liabilities to accrue for estimated unrecorded liabilities in the amount of $75,000, and an adjustment to eliminate the equity of TexStar National Bank at closing in the amount of $5,027,608. The difference of $3,817,209 is recorded as goodwill and is amortized over a 15 year period.

                                                                        F-34
PAGE

                         PRO FORMA INCOME STATEMENT
                 for the three months ended March 31, 1998

                                               Surety        TexStar                 Pro Forma
                                               Capital       National               Adjustments                Pro Forma
                                             Corporation       Bank           Debits          Credits          Combined
                                             ------------   -----------    -----------       ---------        -----------
                                             (unaudited)    (unaudited)                                       (unaudited)
Interest Income:
  Interest and fees on loans                $   2,434,307   $   811,207    $         -       $       -        $ 3,245,514
  Medical claims receivable factoring             636,366             -                                           636,366
  Interest on federal funds sold                  350,202       111,497              -               -            461,699
  Interest on securities and interest
   Bearing deposits                               390,040       278,278              -               -            668,318
                                             ------------   -----------    -----------       ---------        -----------
       Total interest income                    3,810,915     1,200,982              -               -          5,011,897
                                             ------------   -----------    -----------       ---------        -----------
Interest expense:
  Interest on deposits                          1,427,548       604,478              -               -          2,032,026
  Interest expense on borrowings                        -         2,597         97,875 (F)           -            100,472
                                             ------------   -----------    -----------       ---------        -----------
       Total interest expense                   1,427,548       607,075         97,875                          2,132,498
                                             ------------   -----------    -----------       ---------        -----------
  Net interest income before
   provision for credit losses                  2,383,367       593,907        (97,875)              -          2,879,399
  Provision for credit losses and
   medical claims receivables losses               25,000       356,000              -               -            381,000
                                             ------------   -----------    -----------       ---------        -----------
       Net interest income                      2,358,367       237,907        (97,875)              -          2,498,399
                                             ------------   -----------    -----------       ---------        -----------
Non interest income                               570,970       171,533              -               -            742,503
                                             ------------   -----------    -----------       ---------        -----------
Non interest expense:
  Salaries and empoyee benefits                 1,196,262       319,302              -               -          1,515,564
  Occupancy & equipment                           402,308       179,938         29,113 (C)           -            611,359
  General & administrative                        805,440       718,901         63,620 (B)      13,000 (A)      1,574,961
                                             ------------   -----------    -----------       ---------        -----------
       Total noninterest expense                2,404,010     1,218,141         92,733          13,000          3,701,884
                                             ------------   -----------    -----------       ---------        -----------
       Income before income taxes                 525,327      (808,701)      (190,608)        (13,000)          (460,982)
Income tax expense:                               192,981        23,157        (68,619)(E)      (4,680)(E)        152,199
                                             ------------   -----------    -----------       ---------        -----------
  Net income                                $     332,346   $  (831,858)   $  (121,989)(D)   $  (8,320)(D)    $  (613,181)
                                             ============   ===========    ===========       =========        ===========
Basic earnings (loss) per share of
 Common stock                               $        0.06                                                     $     (0.11)
Weighted average shares outstanding             5,756,838                                                       5,756,838
Diluted earnings per share of common stock  $        0.06                                                     $     (0.11)
Weighted average shares outstanding
 and common stock equivalents                   5,991,740                                                       5,991,740


(A)	To record savings to be realized by merger.  These adjustments are a direct result of the elimination of director fees which will not continue after the merger.

(B)	To record amortization of the goodwill added through the
        acquisition of the TexStar National Bank

(C)	To record the additional depreciation to premises and equipment as a result of the write up to estimated fair market value for TexStar National Bank.

(D)	This pro forma income statement does not reflect all adjustments to, or projected changes in, income Surety Bank expects to realize following consummation of the acquisition.

(E)	To record tax effect of adjustments.

(F)	To record debt expense on 9% convertible subordinated debt of
        $4,350,000.

                                                                        F-35
PAGE

                         PRO FORMA INCOME STATEMENT
                for the twelve months ended December 31, 1997

                                              Surety        TexStar                 Pro Forma
                                              Capital       National               Adjustments                Pro Forma
                                            Corporation       Bank           Debits          Credits          Combined
                                            ------------   -----------    -----------       ---------        -----------
                                            (unaudited)    (unaudited)                                       (unaudited)
Interest Income:
  Interest and fees on loans                 11,119,540      3,737,956             -                -         14,857,496
  Medical claims receivable factoring         1,477,510              -                                         1,477,510
  Interest on federal funds sold                516,340        110,556             -                -            626,896
  Interest on securities and interest
   bearing deposits                           2,319,295      1,632,316             -                -          3,951,611
                                            ------------   -----------    -----------       ---------        -----------
      Total interest income                  15,432,685      5,480,828             -                -         20,913,513
                                            ------------   -----------    -----------       ---------        -----------
Interest expense:
  Interests on deposits                       5,749,798      2,506,199             -                -          8,255,997
  Interest expense on borrowings                      -              -       391,500 (F)            -            391,500
                                            ------------   -----------    -----------       ---------        -----------
      Total interest expense                  5,749,798      2,506,199       391,500                           8,647,497
                                            ------------   -----------    -----------       ---------        -----------
  Net interest income before
   provision for credit losses                9,682,887      2,974,629      (391,500)               -         12,266,016
  Provision for credit losses and
   medical claims receivables losses          6,384,996         97,000             -                -          6,481,996
                                            ------------   -----------    -----------       ---------        -----------
      Net interest income                     3,297,891      2,877,629      (391,500)               -          5,784,020
                                            ------------   -----------    -----------       ---------        -----------
Non interest income                           2,538,918        644,162             -                -          3,183,080
                                            ------------   -----------    -----------       ---------        -----------
Non interest expense:
  Salaries and empoyee benefits               4,748,097      1,207,298             -                -          5,955,395
  Occupancy & equipment                       1,517,662        426,084       116,454 (C)            -          2,060,200
  General & administrative                    3,649,136        976,654       254,481 (B)       44,800 (A)      4,835,471
  Impairment of long lived assets             1,198,288              -             -                           1,198,288
                                            ------------   -----------    -----------       ---------        -----------
      Total noninterest expense              11,113,183      2,610,036       370,935           44,800         14,049,354
                                            ------------   -----------    -----------       ---------        -----------
      Income before income taxes             (5,276,374)       911,755      (762,435)         (44,800)        (5,082,254)
Income tax expense:                          (1,800,070)       327,122      (274,477)(E)      (16,128)(E)     (1,731,297)
                                            ------------   -----------    -----------       ---------        -----------
   Net income                              $ (3,476,304)  $    584,633    $ (487,958)(D)     $(28,672)(D)     (3,350,957)
                                            ============   ===========    ===========       =========        ===========

Basic earnings (loss) per share of
  common stock                             $      (0.60)                                                     $     (0.58)
Weighted average shares outstanding           5,751,847                                                        5,751,847
Diluted earnings per share of common stock $      (0.60)                                                     $     (0.58)
Weighted average shares outstanding
  and common stock equivalents                5,990,815                                                        5,990,815


(A) 	To record savings to be realized by merger.  These adjustments are a direct result of the elimination of director fees which will not continue after the merger.

(B)	To record amortization of the goodwill added through the
        acquisition of the TexStar National Bank.

(C)	To record the additional depreciation to premises and equipment as a result of the write up to estimated fair market value for TexStar National Bank.

(D)	This pro forma income statement does not reflect all adjustments to, or projected changes in, income Surety Bank expects to realize following consummation of the acquisition.

(E)	To record tax effect of adjustments.

(F)	To record debt expense on 9% convertible subordinated debt of
        $4,350,000.

                                                                        F-36